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                                                                    Exhibit 11.2

                             PAGEMART WIRELESS, INC.
                    COMPUTATION OF PER SHARE EARNINGS (LOSS)

                                                              THREE MONTHS ENDED JUNE 30, 1997
                                                   -----------------------------------------------------
                                                       NUMBER            PERCENT            EQUIVALENT
                                                      OF SHARES        OUTSTANDING            SHARES
                                                   --------------    ---------------    ----------------
COMMON STOCK
   From Founders' Stock                                2,300,000              100.00%          2,300,000
   Stock Options Exercised                               642,233               96.99%            622,916
   Preferred Stock Converted to Common Stock          15,310,943              100.00%         15,310,943
   1994 Common Stock Offerings                        11,242,857              100.00%         11,242,857
   1995 Common Stock Offerings                         4,323,874              100.00%          4,323,874
   1996 Common Stock Offering                          6,000,000              100.00%          6,000,000
   Employee Stock Purchase Plan Shares Issued             58,431               54.03%             31,573
   1997 Warrants Exercised                                48,300               97.59%             47,137
                                                   --------------                         --------------
                                                      39,926,638                              39,879,300

WEIGHTED AVERAGE SHARES OUTSTANDING                                                           39,879,300

NET LOSS                                                                                  $  (11,104,845)


NET LOSS PER SHARE                                                                        $        (0.28)
                                                                                          ==============